                                                                       EXHIBIT 1

                PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
                ----------------------------------------------


          PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") made
                                                                ---------
as of February 28, 1997, by and among JOTAN, INC., a Florida corporation (the "Company"), RICE PARTNERS II, L.P., a Delaware limited partnership ("Rice"), F-
 -------                                                             ----
SOUTHLAND, L.L.C., a North Carolina limited liability company ("F-Southland"),
                                                                -----------
FF-Southland, L.P., a Delaware limited partnership ("FF-Southland" and together
                                                     ------------
with F-Southland, the "Southland Purchasers", which, together with Rice are
                       --------------------
individually and collectively, as the context requires, referred to herein as the "Purchaser"), F-JOTAN, L.L.C., a North Carolina limited liability
     ---------
corporation ("F-Jotan"), and each of the SHAREHOLDERS named on the signature
              -------
pages hereto (individually and collectively, as the context requires, the "Shareholder").
 -----------

                             W I T N E S S E T H:

          WHEREAS, each Shareholder owns beneficially and of record the number of shares or share equivalents set forth under the signature of such Shareholder on this Agreement of the issued and outstanding capital stock of the Company;

          WHEREAS, F-Jotan, which is the owner of the 1,329,357 shares of the Series A Preferred Stock of the Company as of the date hereof, will acquire certain rights and benefits herein and in the Shareholder Agreement in consideration of terminating certain of its existing contractual rights in respect of the Company as more fully described in Section 11.18 of the Shareholder Agreement;

          WHEREAS, the Company has entered into a Note Purchase Agreement (the "Note Agreement") dated of even date with this Agreement with each Purchaser;
 --------------

          WHEREAS, the Company and the Shareholder have entered into a Shareholder Agreement (the "Shareholder Agreement") dated of even date with this
                            ---------------------
Agreement with each Purchaser and F-Jotan; and

          WHEREAS, each Purchaser is willing to enter into and consummate the transactions contemplated by the Note Agreement only if, among other things, the Company, F-Jotan and each Shareholder enter into, and perform under, this Agreement and the Shareholder Agreement.

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, F-Jotan, the Shareholder, and the Company, intending to be legally bound, agree as follows:

Preferred Stock and Warrant Purchase Agreement - Page 1
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

                                   Article I
                                  Definitions

     As used in this Agreement, the following terms have the meanings indicated:

     Additional Securities.  This term is defined in Section 2.08(a)(iv).
     ---------------------                           -------------------

     Adjustment Event.  Any event in which (a) the Company issues any shares of
     ----------------
     Capital Stock in an Adjustment Public Offering for consideration per share that exceeds the amount received per share by any Holder in connection with the exercise of the Call Option with respect to such Holder; (b) any Person acquires Capital Stock in connection with the acquisition of the beneficial ownership of more than fifty percent (50%) of the voting securities of the Company, or acquires Capital Stock and the right to elect a majority of the members of the Company's board of directors for a consideration per share or unit that exceeds the amount received per share by any such Holder in connection with the exercise of such Call Option; (c) the Company sells all or a majority of its assets or revenue or income generating capacity for such amount of consideration that, if the Company were liquidated on the date that such sale is consummated, the holders of any class of Capital Stock would receive per share distributions exceeding the amount received per share by any such Holder in connection with the exercise of such Call Option; or (d) the Company participates in any merger, consolidation, reorganization, share exchange, recapitalization, or similar transaction or series of related transactions involving a change of control of the Company or disposition of all or a majority of its assets or revenue or income generating capacity, directly or indirectly, in which the holders of any class of Capital Stock receive per share consideration for, or distributions with respect to, their shares in an amount that exceeds the amount received per share by such Holder in connection with the exercise of such Call Option.

     Adjustment Public Offering.  Each public offering of shares of any class of
     --------------------------
     Capital Stock pursuant to a registration statement filed with the Commission.

     Affiliate.  With respect to any Person, (a) a Person that, directly or
     ---------
     indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (b) any Person of which such Person or such Person's spouse is an officer, director, security holder, partner, or, in the case of a trust, the beneficiary or trustee, and (c) any Person that is an officer, director, security holder, partner, or, in the case of a trust, the beneficiary or trustee of such Person. The term "control" as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

     Agreement.  This term is defined in the preamble.
     ---------

     Appraised Value.  The value determined in accordance with the following
     ---------------
     procedures. For a period of thirty (30) days after the date of a Valuation Event (the "Negotiation
                 -----------

Preferred Stock and Warrant Purchase Agreement - Page 2
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

     Period"), each party to this Agreement agrees to negotiate in good faith to
     ------
     reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised Value of such securities or property will be determined for purposes of this Agreement by an Appraiser. An "Appraiser" shall be a
                                                         ---------
     recognized appraisal or investment firm with experience in making determinations of value of the type required to be made under this definition. If the Holders and the Company cannot agree on an Appraiser within thirty (30) days after the end of the Negotiation Period, the Company, on the one hand, and the Holders, on the other hand, shall each select an Appraiser within forty (40) days after the end of the Negotiation Period and those two Appraisers shall select within fifty (50) days after the end of the Negotiation Period an independent Appraiser to determine the fair market value of such securities or property, without premium for control or discount for minority interests. Such independent Appraiser shall be directed to determine fair market value of such securities or property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser of the fair market value will be conclusive and binding on all parties to this Agreement. Appraised Value of each share of Common Stock at a time when (i) the Company is not a reporting company under the Exchange Act and (ii) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole (plus the exercise price of all options, warrants and other rights to acquire Capital Stock of the Company having an exercise price per share less than the Fair Market Value of such Capital Stock) and dividing that value by the sum of (x) the number of shares of Common Stock then outstanding plus (y) the number of shares of Common Stock Equivalents, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. The costs of the Appraiser or Appraisers will be borne by the Company. In no event will the Appraised Value of the Common Stock or Other Securities be less than the per share consideration received or receivable with respect to the Common Stock or securities or property of the same class as the Other Securities, as the case may be, in connection with a pending trandaction involving a sale, merger, recapitalization, reorganization, consolidation, share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity, or similar trandaction. The prevailing market prices for any security or property will not be dispositive of the Appraised Value thereof.

     Appraiser.  This term is defined in the definition of Appraised Value.
     ---------

     Average Market Value.  The average of the Closing Prices for the security
     --------------------
     in question for the thirty (30) trading days immediately preceding the date of determination.

     Book Value.  With respect to shares of Common Stock, an amount equal to the
     ----------
     quotient determined by dividing (a) the sum of (x) the total consolidated assets of the Company shown on the most recent regularly prepared consolidated balance sheet of the Company


Preferred Stock and Warrant Purchase Agreement - Page 3
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

     prior to the date of the Valuation Event in question minus (y) the total consolidated liabilities of the Company as shown on the most recent regularly prepared consolidated balance sheet of the Company prior to the date of the Valuation Event by (b) the aggregate number of shares of Common Stock and Common Stock Equivalents as of the date of the Valuation Event. For the purposes of this Agreement, the Book Value of the shares of Common Stock will be determined by the independent certified public accountants then retained by the Company as described in Section 4.06.
                                                  ------------

     Buyer.  This term is defined in Section 6.02(a)(ii) of the Shareholder
     -----                           -------------------
     Agreement.

     Call Option.  This term is defined in Section 5.01 of the Shareholder
     -----------                           ------------
     Agreement.

     Call Option Closing.  This term is defined in Section 5.04 of the
     -------------------                           ------------
     Shareholder Agreement.

     Call Option Period.  This term is defined in Section 5.01 of the
     ------------------                           ------------
     Shareholder Agreement.

     Capital Stock.  As to any Person, its common stock and any other capital
     -------------
     stock of such Person authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock (including the Series A Preferred Stock), phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

     Certificate.  This term is defined in Section 2.01(a)(iii).
     -----------                           --------------------

     Closing Date.  As of March 4, 1997.
     ------------

     Closing Price.
     -------------

          (a) If the primary market for the security in question is a national securities exchange registered under the Exchange Act, the National Association of Securities Dealers Automated Quotation System -- National Market System, or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of such security for such day, or, if there has not been a sale on such trading day, the highest closing or last bid quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm's length trading); or

          (b) If the primary market for such security is not an exchange or quotation system in which last sale transactions are contemporaneously reported, the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers

Preferred Stock and Warrant Purchase Agreement - Page 4
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

     through its Automated Quotation System or its successor or such other generally accepted source of publicly reported bid quotations as the Holders designate from time to time.

     Common Stock.  The common stock, $0.01 par value, of the Company.
     ------------

     Common Stock Equivalent.  Any option, warrant, right, or similar security
     -----------------------
     exercisable into, exchangeable for, or convertible to Common Stock.

     Commission.  The Securities and Exchange Commission and any successor
     ----------
     federal agency having similar powers.

     Company.  Jotan, Inc. and any successor or assign, and, unless the context
     -------
     requires otherwise, the term Company includes any Subsidiary.

     Co-Sell Shares.  This term is defined in Section 6.02(d) of the Shareholder
     --------------                           ---------------
     Agreement.

     Co-Sellers.  This term is defined in Section 6.02(d) of the Shareholder
     ----------                           ---------------
     Agreement.

     Dilution Fee.  This term is defined in Article III of the Shareholder
     ------------                           -----------
     Agreement.

     Election Notice.  This term is defined in Section 6.02(b) of the
     ---------------                           ---------------
     Shareholder Agreement.

     Employment Agreements.  This term is defined in Section 11.1 of the Note
     ---------------------                           ------------
     Agreement.

     Excess Consideration.  The amount that a Holder would have realized
     --------------------
     following the Adjustment Event had the Call Option not been exercised by the Company until such time, minus the amount that such Holder realized due to the exercise of the Call Option; provided, however, that the amount of
                                         --------  -------
     Excess Consideration will in all events be deemed to be at least zero.

     Exchange Act.  The Securities Exchange Act of 1934, as amended, and the
     ------------
     rules and regulations thereunder.

     Exchange Common Stock.  This term is defined in Section 7.12 of the
     ---------------------                           ------------
     Shareholder Agreement.

     Exchange Company.  This term is defined in Section 7.12 of the Shareholder
     ----------------                           ------------
     Agreement.

     Exchange Notice.  This term is defined in Section 7.12 of the Shareholder
     ---------------                           ------------
     Agreement.

     Exercise Price.  The price per share specified in Section 2.03 as adjusted
     --------------                                    ------------
     from time to time pursuant to the provisions of this Agreement.


Preferred Stock and Warrant Purchase Agreement - Page 5
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

     Fair Market Value.
     -----------------

          (a) As to securities regularly traded in the organized securities markets, the Average Market Value; and

          (b) As to all securities not regularly traded in the securities markets and other property, the fair market value of such securities or property as determined in good faith by disinterested members of the Board of Directors of the Company at the time it authorizes the trandaction (a "Valuation Event") requiring a determination of Fair Market Value under
     ----------------
     this Agreement; provided, however, that, at the election of the Holders or
                     --------  -------
     if there are no disinterested members of the Board of Directors of the Company, the Fair Market Value of such securities and other property will be the Appraised Value.

     Holders.  Each Purchaser, and all other Persons holding Registrable
     -------
     Securities so long as such Purchasers or other Person holds Registrable Securities, except that none of the Company, F-Jotan, any Shareholder or any Affiliate of the Company, F-Jotan (other than the Southland Purchasers) or the Shareholder will at any time be a Holder. Unless otherwise provided in this Agreement, in each instance that any Purchaser is required to request or consent to or otherwise approve an action, such Purchaser will be deemed to have requested or consented to or otherwise approved such action if the Holders of a majority-in-interest of the Registrable Securities initially issued to the Southland Purchasers and Rice on the date hereof so request, consent or otherwise approve.

     Indemnified Party.  This term is defined in Section 6.01 hereof and in
     -----------------                           ------------
     Section 11.01 of the Shareholder Agreement.
     -------------

     Initial Holders.  Each Purchaser and any Affiliate of such Purchaser to
     ---------------
     which any of the Warrants or any part of or interest in the Warrants is assigned.

     Intellectual Property.  This term is defined in Section 3.01(g).
     ---------------------                           ---------------

     Issuable Warrant Shares.  Shares of Common Stock or Other Securities
     -----------------------
     issuable on exercise of the Warrants.

     Issued Warrant Shares.  Shares of Common Stock or Other Securities issued
     ---------------------
     on exercise of the Warrants.

     Negotiation Period.  This term is defined in the definition of Fair Market
     ------------------
     Value.

     New Securities.  Any Capital Stock other than Warrant Shares and other than
     --------------
     the Permitted Stock.

     Notes.  All or any portion of any of the Senior Subordinated Notes (as
     -----
     defined in the Note Agreement) and any and all documents evidencing the indebtedness under the Notes and any refinancing, refunding, or replacement of the Notes.

Preferred Stock and Warrant Purchase Agreement - Page 6
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

     Note Agreement.  This term is defined in the preamble and includes the Note
     --------------
     Purchase Agreement of even date with this Agreement among the Company and each Purchaser and all documents evidencing indebtedness thereunder or otherwise related to the Note Agreement as the same may be amended from time to time, and any refinancing, refunding, or replacements of the indebtedness under the Note Agreement.

     Notice of Sale.  This term is defined in Section 6.02(a) of the Shareholder
     --------------                           ---------------
     Agreement.

     Other Securities.  Any stock, other securities, property, or other property
     ----------------
     or rights (other than Common Stock) that the Holders become entitled to receive upon exercise of the Warrants.

     Permitted Stock.  Common Stock or options or warrants to acquire Common
     ---------------
     Stock, constituting, in the aggregate, 2,000,000 shares or less of the outstanding Common Stock issued or reserved for issuance to present and future key management and directors of the Company pursuant to a stock incentive program approved or to be approved by the board of directors.

     Person.  This term will be interpreted broadly to include any individual,
     ------
     sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, entity, party, or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department of any of the foregoing).

     Preferred Shares.  This term is defined in Section 2.01.
     ----------------                           ------------

     Preferred Stock.  This term means collectively, Series A Preferred Stock
     ---------------
     and Series B Preferred Stock.

     Purchase Agreement.  This term is defined in the preamble to the
     ------------------
     Shareholder Agreement and includes this Agreement and all documents related to this Agreement as this Agreement may be amended from time to time.

     Purchaser.  This term is defined in the preamble.
     ---------

     Put Option.  This term is defined in Section 4.01 of the Shareholder
     ----------                           ------------
     Agreement.

     Put Option Closing.  This term is defined in Section 4.05 of the
     ------------------                           ------------
     Shareholder Agreement.

     Put Option Period.  This term is defined in Section 4.01 of the Shareholder
     -----------------                           ------------
     Agreement.

     Put Price.  This term is defined in Section 4.02 of the Shareholder
     ---------                           ------------
     Agreement.

Preferred Stock and Warrant Purchase Agreement - Page 7
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

     Put Shares.  The Warrant Shares plus any other shares of Capital Stock
     ----------
     owned from time to time by a Holder which were issued in respect of the Warrant Shares.

     "Register," "registered," and "registration" refer to a registration
      --------    ----------        ------------
     effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     Registrable Securities.  (a) The Issuable Warrant Shares, (b) the Issued
     ----------------------
     Warrant Shares and (c) the Preferred Shares that have not been previously sold to the public.

     Related Party.  An entity wholly owned by a Selling Shareholder or one or
     -------------
     more Related Parties.

     Selling Shareholder.  This term is defined in Section 6.02 of the
     -------------------                           ------------
     Shareholder Agreement.

     Securities Act.  The Securities Act of 1933, as amended, and the rules and
     --------------
     regulations thereunder.

     Senior Lenders.  This term is defined in Section 11.1 of the Note
     --------------                           ------------
     Agreement.

     Series A Preferred Stock.  Series A Convertible Preferred Stock, $0.01 par
     ------------------------
     value, of the Company having the rights, restrictions, privileges and preferences of the series of preferred stock designated as "Series A Convertible Preferred Stock" set forth in the Certificate.

     Senior Loan Agreement.  This term is defined in Section 11.1 of the Note
     ---------------------
     Agreement.

     Series B Preferred Stock.  Series B Preferred Stock, $0.01 par value, of
     ------------------------
     the Company having the rights, restrictions, privileges and preferences of the series of preferred stock designated as "Series B Preferred Stock" set forth in the Certificate.

     Shareholder.  This term is defined in the preamble.
     -----------

     Shareholder Agreement.  This term is defined in the preamble and includes
     ---------------------
     the Shareholder Agreement dated as of February 28, 1997 between the Company, the Shareholder, F-Jotan and the Purchaser in substantially the form attached to this Agreement as Annex A and incorporated in this
                                        -------
     Agreement by reference.

     Senior Subordination Agreement.  This term is defined in Section 11.1 of
     ------------------------------                           ------------
     the Note Agreement.

     Subsidiary.  Each Person of which or in which the Company or its other
     ----------
     Subsidiaries own directly or indirectly fifty percent (50%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Person, if it is a corporation

Preferred Stock and Warrant Purchase Agreement - Page 8
----------------------------------------------
     or similar person; (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture, or similar entity; or (iii) the beneficial interest of such Person, if it is a trust, association, or other unincorporated organization.

     Valuation Event.  This term is defined in the definition of Fair Market
     ---------------
     Value.

     Warrant A-1.  Warrant A-1 referred to in Section 2.01(a)(i), dated as of
     -----------                              ------------------
     February 28, 1997, issued to Rice, and all Warrants issued upon the transfer or division of, or in substitution for, such Warrant A-1.

     Warrant A-2.  Warrant A-2 referred to in Section 2.01(a)(ii), dated as of
     -----------                              --------------------
     February 28, 1997, issued to Rice, and all Warrants issued upon the transfer or division of, or in substitution for, such Warrant A-2.

     Warrant B-1.  Warrant B-1 referred to in Section 2.01(b)(i), dated as of
     -----------                              -------------------
     February 28, 1997, issued to F-Southland, and all Warrants issued upon the transfer or division of, or in substitution for, such Warrant B-1.

     Warrant B-2.  Warrant B-2 referred to in Section 2.01(b)(ii), dated as of
     -----------                              --------------------
     February 28, 1997, issued to F-Southland, and all Warrants issued upon the transfer or division of, or in substitution for, such Warrant B-2.

     Warrant C-1.  Warrant C-1 referred to in Section 2.01(c)(i), dated as of
     -----------                              -------------------
     February 28, 1997, issued to FF-Southland, and all Warrants issued upon the transfer or division of, or in substitution for, such Warrant C-1.

     Warrant C-2.  Warrant C-2 referred to in Section 2.01(c)(ii), dated as of
     -----------                              --------------------
     February 28, 1997, issued to FF-Southland, and all Warrants issued upon the transfer or division of, or in substitution for, such Warrant C-2.

     Warrants.  Collectively, Warrant A-1, Warrant A-2, Warrant B-1, Warrant B-
     --------
     2, Warrant C-1, Warrant C-2 and all Warrants issued upon the transfer or the division of, or in substitution for, such Warrants.

     Warrant Shares.  The Issued Warrant Shares and the Issuable Warrant Shares.
     --------------

Preferred Stock and Warrant Purchase Agreement - Page 9
----------------------------------------------

                                  Article II
                     The Warrants and the Preferred Shares

     2.01  The Warrants and the Preferred Shares.
           -------------------------------------

     (a) On the Closing Date, Rice agrees to purchase from the Company at the purchase price set forth below, and the Company agrees to issue to Rice, all in accordance with the terms and conditions of this Agreement:

           (i) a Warrant A-1 (relating to the Notes) in substantially the form attached to this Agreement as Annex B and incorporated in this
                                        -------
     Agreement by reference to purchase, at a purchase price of $100, the number of shares of Common Stock set forth beneath the name of Rice on the signature page of this Agreement for such Warrant A-1;

           (ii) a Warrant A-2 (relating to the Series B Preferred Stock) in substantially the form attached to this Agreement as Annex C and
                                                          -------
     incorporated in this Agreement by reference to purchase, at a purchase price of $100, the number of shares of Common Stock set forth beneath the name of Rice on the signature page of this Agreement for such Warrant A-2; and

           (iii) 40,000 shares of Series B Preferred Stock, at a purchase price of $8,000,000, having the rights, restrictions, privileges, and preferences set forth in the articles of amendment of the Company's articles of incorporation attached to this Agreement as Annex H (the
                                                             -------
     "Certificate").
      -----------

     (b) On the Closing Date, F-Southland agrees to purchase from the Company, and the Company agrees to issue to F-Southland, all in accordance with the terms and conditions of this Agreement:

           (i) a Warrant B-1 (relating to the Notes) in substantially the form attached to this Agreement as Annex D and incorporated in this
                                        -------
     Agreement by reference to purchase, at a purchase price of $100 the number of shares of Common Stock set forth beneath the name of F-Southland on the signature page of this Agreement for such Warrant B-1;

           (ii) a Warrant B-2 (relating to the Series B Preferred Stock) in substantially the form attached to this Agreement as Annex E and
                                                          -------
     incorporated in this Agreement by reference to purchase, at a purchase price of $100 the number of shares of Common Stock set forth beneath the name of F-Southland on the signature page of this Agreement for such Warrant B-2;

           (iii) 5,000 shares of Series B Preferred Stock, at a purchase price of $1,000,000, having the rights, restrictions, privileges, and preferences set forth in the Certificate.

Preferred Stock and Warrant Purchase Agreement - Page 10
----------------------------------------------

     (c) On the Closing Date, the FF-Southland agrees to purchase from the Company, and the Company agrees to issue to the FF-Southland, all in accordance with the terms and conditions of this Agreement:

           (i) a Warrant C-1 (relating to the Notes) in substantially the form attached to this Agreement as Annex F and incorporated in this
                                        -------
     Agreement by reference to purchase, at a purchase price of $100 the number of shares of Common Stock set forth beneath the name of F-Southland on the signature page of this Agreement for such Warrant C-1;

           (ii) a Warrant C-2 (relating to the Series B Preferred Stock) in substantially the form attached to this Agreement as Annex G and
                                                          -------
     incorporated in this Agreement by reference to purchase, at a purchase price of $100 the number of shares of Common Stock set forth beneath the name of F-Southland on the signature page of this Agreement for such Warrant C-2;

           (iii) 5,000 shares of Series B Preferred Stock, at a purchase price of $1,000,000, having the rights, restrictions, privileges, and preferences set forth in the Certificate.

The Company has, on or before the Closing Date, duly authorized the Series B Preferred Stock being purchased and sold pursuant to the terms of this Agreement by duly filing the Certificate with the Secretary of State of the State of Florida. On the Closing Date, the Company will deliver to each of Rice and the Southland Purchasers a certificate evidencing and representing the shares of Series B Preferred Stock issued to each such Purchaser, which certificate shall be issued in such Purchaser's name or in the name of its designee. The shares of Series B Preferred Stock and Series A Preferred Stock subject to the terms of this Agreement are sometimes referred to in this Agreement collectively as the "Preferred Shares."
-----------------

     2.02 Legend.  The Company will deliver to the appropriate Purchaser on the
          ------
Closing Date one or more certificates representing each of (i) Warrant A-1, (ii) Warrant A-2, (iii) Warrant B-1, (iv) Warrant B-2, (v) Warrant C-1, (vi) Warrant C-2 and (vii) the Series B Preferred Stock, purchased by Rice or the Southland Purchasers, as the case may be, in such denominations as such Purchaser requests. Such certificates will be issued in the respective Purchaser's name or, subject to compliance with transfer and registration requirements under applicable Federal and state securities laws, in the name or names of its respective designee or designees. It is understood and agreed that the certificates evidencing the Warrants will bear the following legends:

     "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, INCLUDING, WITHOUT LIMITATION, THE NORTH CAROLINA SECURITIES ACT, AS AMENDED, THE

Preferred Stock and Warrant Purchase Agreement - Page 11
----------------------------------------------

     TEXAS SECURITIES ACT OF 1957, AS AMENDED, AND THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

     "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT, EACH DATED AS OF FEBRUARY 28, 1997, BY AND AMONG JOTAN, INC. (THE "COMPANY"), RICE PARTNERS II, L.P., F-SOUTHLAND, L.L.C. AND FF-SOUTHLAND, L.P., F-JOTAN, L.L.C. AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES TO SUCH SHAREHOLDER AGREEMENT (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

     "THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE 'GEORGIA SECURITIES ACT OF 1973,' AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."

It is further understood and agreed that the certificates evidencing the Preferred Stock will bear substantially the same as the following legends:

     "THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, INCLUDING, WITHOUT LIMITATION, THE NORTH CAROLINA SECURITIES ACT, AS AMENDED, THE TEXAS SECURITIES ACT OF 1957, AS AMENDED, AND THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

     "THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE 'GEORGIA SECURITIES ACT OF 1973,' AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."

Preferred Stock and Warrant Purchase Agreement - Page 12
----------------------------------------------

     "THESE SHARES ARE SUBJECT TO THE TERMS AND PROVISIONS OF A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT, EACH DATED AS OF FEBRUARY 28, 1997, BETWEEN JOTAN, INC. (THE "COMPANY"), RICE PARTNERS II, L.P., F-JOTAN, L.L.C., AND F-SOUTHLAND, L.L.C., FF-SOUTHLAND, L.P. AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES TO SUCH SHAREHOLDER AGREEMENT (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

     2.03 Exercise Price.  The Exercise Price per share will be $0.01 for each
          --------------
share of Common Stock covered by the Warrants; provided, however, that in no
                                               --------  -------
event will either (i) the aggregate Exercise Price for all of the shares of Common Stock covered by Warrant A-1 exceed $100.00, (ii) the aggregate Exercise Price for all of the shares of Common Stock covered by Warrant A-2 exceed $100.00, (iii) the aggregate Exercise Price for all of the shares of Common Stock covered by Warrant B-1 exceed $100.00, (iv) the aggregate Exercise Price for all of the shares of Common Stock covered by Warrant B-2 exceed $100.00,
(v) the aggregate Exercise Price for all of the shares of Common Stock covered by Warrant C-1 exceed $100.00 or (vi) the aggregate Exercise Price for all of the shares of Common Stock covered by Warrant C-2 exceed $100.00, whether as a result of any change in the par value of the Common Stock or Other Securities, as a result of any change in the number of shares purchasable as provided in this Article II, or otherwise; provided, further, that such limitation of the
     ----------                --------  -------
aggregate Exercise Price will have no effect whatsoever upon the amount or number of Warrant Shares for which the Warrants may be exercised.

     2.04 Exercise of Warrants.
          --------------------

          (a) Each of the Warrants may be exercised at any time or from time to time on or after the Closing Date until the tenth (10th) anniversary of the Closing Date, on any day that is a Business Day, for all or any part of the number of Issuable Warrant Shares purchasable upon its exercise. In order to exercise its Warrant, in whole or in part, the Holder will deliver to the Company at the address designated by the Company pursuant to Section
                                                                      -------
     6.06, (i) a written notice of such Holder's election to exercise its
     ----
     Warrant, which notice will specify the number of Issuable Warrant Shares to be purchased pursuant to such exercise, (ii) payment of the Exercise Price, in an amount equal to the aggregate purchase price for all Issuable Warrant Shares to be purchased pursuant to such exercise, and (iii) the Warrant. Such notice will be substantially in the form of the Subscription Form appearing at the end of the Warrants. Upon receipt of such notice, the Company will, as promptly as practicable, and in any event within ten (10) business days, execute, or cause to be executed, and deliver to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock and Other Securities issuable upon such exercise, as provided in this Agreement. The stock certificate or certificates so delivered will be in such denominations as may be specified in such notice and will be registered in the name of such Holder, or, subject to compliance with transfer and

Preferred Stock and Warrant Purchase Agreement - Page 13
----------------------------------------------
     registration requirements under applicable Federal and state securities laws, such other name as designated in such notice. A Warrant will be deemed to have been exercised, such certificate or certificates will be deemed to have been issued, and such Holder or any other Person so designated or named in such notice will be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the Exercise Price and the Warrant is received by the Company. If the Warrant has been exercised in part, the Company will, at the time of delivery of such certificate of certificates, deliver to such Holder a new Warrant evidencing the rights of such Holder to purchase the number of Issuable Warrant Shares with respect to which the Warrant has not been exercised, which new Warrant will, in all other respects, be identical with the Warrants, or, at the request of such Holder, appropriate notation may be made on the original Warrant and the original Warrant returned to such Holder.

          (b) Payment of the Exercise Price will be made, at the option of the Holder, by (i) company or individual check, certified or official bank check, (ii) cancellation of any debt owed by the Company to the Holder, or
     (iii) cancellation of Warrant Shares, valued at Fair Market Value. If the Holder surrenders a combination of cash or cancellation of any debt owed by the Company to the Holder or Warrants, the Holder will specify the respective number of shares of Common Stock to be purchased with each form of consideration, and the foregoing provisions will be applied to each form of consideration with the same effect as if the Warrant were being separately exercised with respect to each form of consideration; provided,
                                                                      --------
     however, that a Holder may designate that any cash to be remitted to a
     -------
     Holder in payment of debt be applied, together with other monies, to the exercise of the portion of the Warrant being exercised for cash.

     2.05 Taxes.  The issuance of any Common Stock or Other Securities upon the
          -----
exercise of any of the Warrants will be made without charge to any Holder for any tax, other than income taxes assessed on such Holder, in respect of such issuance.

     2.06 Register.  The Company will, at all times while any of the Warrants or
          --------
Preferred Shares remain outstanding, keep and maintain at its principal office a register in which the registration, transfer, and exchange of the Warrants and Preferred Shares will be provided for. The Company will not at any time, except upon the dissolution, liquidation, or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer, as the case may be, of any of the Warrants or Preferred Shares.

     2.07 Transfer and Exchange.  The Warrants, all options and rights under the
          ---------------------
Warrants, and the Preferred Shares are transferable, in whole or in part, in person or by duly authorized attorney, on the books of the Company upon surrender of the Warrants or the Preferred Shares, as the case may be, at the principal offices of the Company, together with the form of transfer authorization attached to the Warrants duly executed or by endorsement of the certificates representing the Preferred Shares; provided, however, that such
                                                --------  -------
transfer of the Warrants and Preferred Shares will be made only to Persons that the transferor in good faith believes to be an "accredited investor" as such term is defined in Regulation D under the Securities Act. Absent any such transfer and subject to the Shareholder Agreement, the Company may deem and treat the

Preferred Stock and Warrant Purchase Agreement - Page 14
----------------------------------------------
registered Holders of the Warrants or the Preferred Shares, as the case may be, at any time as the absolute owners of the Warrants or the Preferred Shares, as the case may be, for all purposes and will not be affected by any notice to the contrary. If any of the Warrants or Preferred Shares are transferred in part, the Company will, at the time of surrender of such Warrant or Preferred Shares, as the case may be, issue to the transferee a Warrant or a certificate for Preferred Shares, as the case may be, covering the number of shares transferred and to the transferor a Warrant or a certificate for Preferred Shares, as the case may be, covering the number of shares not transferred. Notwithstanding the foregoing, each Purchaser agrees that it will not effect a transfer of any of the Warrants to any Person or Affiliate of such Person engaged in the type of business set forth on Annex I attached hereto and incorporated herein by
                      -------
reference unless such transfer is made in connection with a transaction resulting in a change of control of the Company.

     2.08 Adjustments to Number of Shares Purchasable.
          -------------------------------------------

          (a) The Warrants will be exercisable for the number of shares of Common Stock in such manner that, following the complete and full exercise of the Warrants of each Holder, the amount of Common Stock issued to all Holders will equal the aggregate number of shares of Common Stock set forth beneath the name of the Purchaser on the signature pages of this Agreement, as adjusted, to the extent necessary, to give effect to the following events:

               (i) In case at any time or from time to time, the holders of any class of Common Stock or Common Stock Equivalent have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) have become entitled to receive, without payment therefor:

                    (A) consideration (other than cash) by way of dividend or
               distribution; or

                    (B) consideration (including cash) by way of spin-off,
               split-up, reclassification (including any reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), recapitalization, combination of shares into a smaller number of shares, or similar corporate restructuring;

               other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Sections 2.08(a)(ii) and (iii)), then, and in each
                          --------------------     -----
          such case, the Holders, on the exercise of Warrants, will be entitled to receive for each share of Common Stock issuable under the Warrants as of the record date fixed for such distribution, the greatest per share amount of consideration received by any holder of any class of Common Stock or Common Stock Equivalent or to which such Holder is entitled less the amount of any Dilution Fee actually and irrevocably paid to such Holders. All such consideration receivable upon exercise of such Warrant with respect to such a distribution will be deemed to be outstanding and owned by such Holder for

Preferred Stock and Warrant Purchase Agreement - Page 15
----------------------------------------------
          purposes of determining the amount of consideration to which such Holder is entitled upon exercise of the Warrant with respect to any subsequent distribution.

               (ii) If at any time there occurs any stock split, stock dividend or distribution, reverse stock split, or other subdivision of the Common Stock, then the number of shares of Common Stock to be received by the Holder of the Warrant and the Exercise Price, subject to the limitations set forth in this Agreement, will be proportionately adjusted.

               (iii) In case of any reclassification or change of outstanding shares of any class of Common Stock or Common Stock Equivalent (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the case of any consolidation of the Company with, or merger or share exchange of the Company with or into, another Person, or in case of any sale of all or a majority of the property, assets, business, income or revenue generating capacity, or goodwill of the Company, the Company, or such successor or other Person, as the case may be, will provide that the Holder of this Warrant will thereafter be entitled to receive the highest per share kind and amount of consideration received or receivable (including cash) upon such reclassification, change, consolidation, merger, share exchange, or sale by any holder of any class of Common Stock or Common Stock Equivalent that this Warrant entitles the Holder to receive immediately prior to such reclassification, change, consolidation, merger, share exchange, or sale (as adjusted pursuant to Section
                                                                   -------
          2.08(a)(i) and otherwise in this Agreement).  Any such successor
          ----------
          Person, which thereafter will be deemed to be the Company for purposes of the Warrants, will provide for adjustments that are as nearly equivalent as may be possible to the adjustments provided for by this
          Section 2.08.
          ------------

               (iv) If at any time the Company issues or sells any shares of any Common Stock or any Common Stock Equivalent at a per unit or share consideration (which consideration will include the price paid upon issuance plus the minimum amount of any exercise, conversion, or similar payment made upon exercise or conversion of any Common Stock Equivalent) less than the Exercise Price or the then current Fair Market Value per share of Common Stock immediately prior to the time such Common Stock or Common Stock Equivalent is issued or sold (the "Additional Securities"), then:
          ----------------------

                    (A) the Exercise Price will be reduced (but not increased)
               to the lower of the prices calculated by:

                         (I) dividing (x) an amount equal to the sum of (1) the
                    number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale multiplied by the then existing Exercise Price plus (2) the aggregate consideration, if any, received by the Company


Preferred Stock and Warrant Purchase Agreement - Page 16
----------------------------------------------
                    upon such issuance or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issuance or sale on a fully diluted basis; and

                         (II) multiplying the then existing Exercise Price by a
                    fraction, the numerator of which is (x) the sum of (1) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale, multiplied by the Fair Market Value per share of Common Stock immediately prior to such issuance or sale, plus (2) the aggregate consideration received by the Company upon such issuance or sale, (y) divided by the total number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance or sale, and the denominator of which is the Fair Market Value per share of Common Stock immediately prior to such issuance or sale (for purposes of this subsection (II), the date as of which the Fair Market
                         ---------------
                    Value per share of Common Stock will be computed will be the earlier of the date upon which the Company will (aa) enters into a firm contract for the issuance of such shares, or
                    (bb) issues such shares); and

                    (B) the number of shares of Common Stock for which any of
               the Warrants may be exercised at the Exercise Price resulting from the adjustment described in subsection (A) above will be
                                                --------------
               equal to the product of the number of shares of Common Stock purchasable under such Warrants immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price resulting from such adjustment.

               (v)  In case any event occurs as to which the preceding Sections
                                                                       --------
          2.08(a)(i) through (iv) are not strictly applicable, but as to which
          ----------         ----
          the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of this Agreement, then, in each such case, the Holders may appoint an independent investment bank or firm of independent public accountants, which will give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Agreement, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly deliver a copy of such opinion to the Holders and will make the adjustments described in such opinion. The fees and expenses of such investment bank or independent public accountants will be borne equally by the Holders and the Company.

Preferred Stock and Warrant Purchase Agreement - Page 17
----------------------------------------------

          (b) The Company and the Shareholder will not by any action including, without limitation, amending, or permitting the amendment of, the charter documents, bylaws, or similar instruments of the Company or through any reorganization, reclassification, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment or dilution. Without limiting the generality of the foregoing, each of the Company and the Shareholder will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock and Other Securities, free and clear of all liens, encumbrances, equities, and claims and (ii) use its best efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction as may be necessary to enable the Company to perform its obligations under the Warrants. Without limiting the generality of the foregoing, the Company represents and warrants that the board of directors of the Company has determined the Exercise Price to be adequate and the issuance of the Warrants to be in the best interests of the Company.

          (c) Any calculation under this Section 2.08 will be made to the
                                         ------------
     nearest one ten-thousandth of a share and the number of Issuable Warrant Shares resulting from such calculation will be rounded up to the next whole share of Common Stock or Other Securities comprising Issuable Warrant Shares.

          (d) The Company will not, and will not permit any Subsidiary to, issue any Capital Stock other than Common Stock and Common Stock Equivalents.

     2.09 Lost, Stolen, Mutilated, or Destroyed Instruments.  If any of the
          -------------------------------------------------
Warrants or certificates for Preferred Shares are lost, stolen, mutilated, or destroyed and if the Company receives a lost security affidavit containing an indemnification from the Holder of such Warrant or Preferred Shares and containing such other terms and providing for such bonding as may be reasonably requested by the Company, the Company will issue a new Warrant or certificate for Preferred Shares, as the case may be, of like denomination, tenor, and date as the Warrant or certificate for Preferred Shares, as the case may be, so lost, stolen, mutilated, or destroyed. Any such new Warrant or certificate for Preferred Shares, as the case may be, will constitute an original obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant or certificate for Preferred Shares, as the case may be, is at any time enforceable by any Person.

     2.10 Stock Legend.  Without limiting the provisions of Section 2.02 hereof,
          ------------
the Warrants, the Warrant Shares and the Preferred Shares have not been registered under the Securities Act or qualified under applicable state securities laws. Accordingly, unless there is an effective registration statement and qualification respecting the Warrants, the Warrant Shares or the Preferred Shares, as the case may be, under the Securities Act or under applicable state

Preferred Stock and Warrant Purchase Agreement - Page 18
----------------------------------------------
securities laws, the Preferred Shares and, at the time of exercise of a Warrant, any stock certificate issued pursuant to the exercise of a Warrant will bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS, INCLUDING, WITHOUT LIMITATION, THE NORTH CAROLINA SECURITIES ACT, AS AMENDED, THE TEXAS SECURITIES ACT OF 1957, AS AMENDED, AND THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, AND (B) ARE SUBJECT TO THE TERMS OF AND PROVISIONS OF A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT, EACH DATED AS OF FEBRUARY 28, 1997 AMONG JOTAN, INC. (THE "COMPANY"), RICE PARTNERS II, L.P., F-SOUTHLAND, FF-SOUTHLAND, L.P., F-JOTAN, L.L.C. AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES OF SUCH SHAREHOLDER AGREEMENT (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE COMPANY."

     "THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE 'GEORGIA SECURITIES ACT OF 1973,' AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."

All shares of Capital Stock of the Company subject to the Shareholder Agreement will bear a legend to such effect.

                                  Article III
                        Representations and Warranties

          3.01  Representations and Warranties of the Company and the
                -----------------------------------------------------
Shareholder.  The Company and the Shareholder severally and not
-----------
jointly represent and warrant to each Purchaser and F-Jotan that:

          (a) The Company is a corporation duly organized and existing and in good standing under the laws of its state of incorporation and is qualified or licensed to do business in all other countries, states, and jurisdictions the laws of which require it to be so qualified or licensed. The Company has no Subsidiaries except as disclosed in Schedule 4.16 to the Note Agreement or debt or equity investment in any Person. Giving effect to the transactions contemplated herein, the Shareholder owns beneficially and of record the number of shares in the aggregate of the issued and outstanding capital stock or stock

Preferred Stock and Warrant Purchase Agreement - Page 19
----------------------------------------------
     equivalents of the Company on a fully converted and diluted basis as of the Closing Date set forth under the signature of such Shareholder on this Agreement, all being free and clear of all liens, claims and encumbrances. Other than Purchaser and F-Jotan, and, except any other stock issuable under any employee or director stock plan which constitutes Permitted Stock, no Person has any rights, whether granted by the Company or any other Person, to acquire any portion of the equity interest of the Company or the assets of the Company.

          (b) Each of the Company and the Shareholder has, and at all times that this Agreement is in force will have, the right and power, and is duly authorized, to enter into, execute, deliver, and perform this Agreement, the Shareholder Agreement, and, in the case of the Company, the Warrants, and the officers of Company executing and delivering this Agreement, the Shareholder Agreement, and the Warrants are duly authorized to do so. This Agreement, the Shareholder Agreement, and the Warrants have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligations of Company and the Shareholder, enforceable in accordance with their respective terms.

          (c) The execution, delivery, and performance of this Agreement, the Shareholder Agreement, and the Warrants will not, by the lapse of time, the giving of notice, or otherwise, constitute a violation of any applicable provision contained in the charter, bylaws, or organizational documents of the Company or contained in any agreement, instrument, or document to which the Company or the Shareholder is a party or by which any of them is bound.

          (d) As of the Closing Date, the authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, of which 5,679,411 shares are issued and outstanding and (ii) 10,000,000 shares of Preferred Stock, of which 1,329,357 shares of Series A Preferred Stock are issued and outstanding and of which 50,000 shares of Series B Preferred Stock are issued and outstanding. An aggregate of at least 14,960,003 shares of Common Stock are reserved for issuance on exercise of the Warrants. All of the issued and outstanding shares of Common Stock are, and upon issuance and payment therefor in accordance with the terms of this Agreement, all of the outstanding Series B Preferred Stock will be, validly issued, fully paid and nonassessable. The Common Stock and Preferred Shares have been offered, issued, sold, and delivered by Company free from preemptive rights, rights of first refusal, antidilution rights, cumulative voting rights or similar rights (except as otherwise provided in this Agreement or in the powers, designations, rights and preferences of the Preferred Stock contained in the Certificate) and in compliance with applicable federal and state securities laws. Except pursuant to this Agreement and the Certificate and except for the Permitted Stock, the Company is not obligated to issue or sell any Capital Stock, and, except for this Agreement and the Shareholder Agreement, neither the Company nor the Shareholder is party to, or otherwise bound by, any agreement affecting the voting of any Capital Stock. Except for the Shareholder Agreement, the Company is not, nor will it be, a party to, or otherwise bound by, any agreement obligating it to register any of its Capital Stock.

Preferred Stock and Warrant Purchase Agreement - Page 20
----------------------------------------------

          (e) The Preferred Shares and the shares of Common Stock and other consideration issuable on exercise of the Warrants have been duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement or the Warrants, as the case may be, will be validly issued, fully paid, and nonassessable and free of preemptive rights, rights of first refusal, or similar rights.

          (f) The Company has good, indefeasible, merchantable, and marketable title to, and ownership of, all of its assets necessary for the conduct of its business free and clear of all liens, pledges, security interests, claims, or other encumbrances except those of Senior Lender and those Liens set forth in Schedule 11.1(b) to the Note Agreement.

          (g) The Company has the exclusive right to use all patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names, and copyrights used in or necessary to its business as presently, or presently proposed to be, conducted (the "Intellectual Property"), and the use by the Company of the Intellectual
     ----------------------
     Property does not infringe the rights of any other Person except that Southland Holding Company has a non-exclusive right to use the names "Southland" and "Southland Container" and similar trade names. No other Person is infringing the rights of the Company in any of the Intellectual Property in any material respect. The Company owes no royalties, honoraria, or fees to any Person by reason of its use of any of the Intellectual Property.

          (h) There is not now, and at no time during the term of this Agreement or the Shareholder Agreement will there be, any agreement, arrangement, or understanding involving the Company or the Shareholder, other than this Agreement, the Shareholder Agreement, and the documents contemplated hereby and thereby, modifying, restricting, or in any way affecting the rights of any security holder to vote securities of the Company.

          (i) Each of the representations and warranties made by the Company pursuant to the Note Agreement and the Shareholder Agreement and the Shareholder pursuant to the Shareholder Agreement is true and correct in all material respects.

          (j) None of the documents, instruments, or other information furnished to the Purchaser by the Company or the Shareholder, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made (i) by the Company in this Agreement, the Note Agreement, or the Shareholder Agreement, or (ii) by the Shareholder made in this Agreement or the Shareholder Agreement, or in any applicable document, certificate, exhibit or schedule attached hereto or thereto or delivered in connection herewith or therewith, contains or, at the Closing Date, will contain any untrue statement of a material fact, or, at the Closing Date, omits or will omit to state a material fact necessary to make any statements made herein or therein not misleading; provided, however, that neither the Company nor the Shareholder make any representation or warranty of any information of any type or kind whatsoever which, at

Preferred Stock and Warrant Purchase Agreement - Page 21
----------------------------------------------
     the time it was created, was forward-looking or projected except as expressly required by the Note Agreement. There is no fact that materially and adversely affects the condition (financial or otherwise), results of operations, business, properties, or prospects of the Company or any of its Subsidiaries that has not been disclosed in the documents provided to the Purchaser.

          (k) All required filings have been, or, when required, will be, made and all exemptions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, remain in full force and effect under applicable federal and state securities laws, to consummate the transactions contemplated hereby.

     3.02 Representations and Warranties of the Purchaser.  Each Purchaser
          -----------------------------------------------
represents and warrants severally and not jointly to the Company, F-Jotan and the Shareholder:

          (a) It is a limited partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          (b) It has the right and power and is duly authorized to enter into, execute, deliver, and perform this Agreement and the Shareholder Agreement, and its officers, managers or agents executing and delivering this Agreement and the Shareholder Agreement are duly authorized to do so. This Agreement and the Shareholder Agreement have been duly and validly executed, issued, and delivered and constitute the legal, valid, and binding obligation of such Purchaser, enforceable in accordance with their respective terms.

          (c) It (i) is an "accredited investor," as that term is defined in Regulation D under the Securities Act; (ii) has such knowledge, skill, and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for each Purchaser; (iii) has received and reviewed all such financial and other information and records of the Company as it considered necessary or appropriate in deciding whether to purchase the Preferred Shares and the Warrants and any securities issuable upon exercise of the Warrants, and the Company and the Shareholder have made available to it the opportunity to ask questions of, and to receive answers and to obtain additional information from, representatives of the Company and the Shareholder; (iv) all such additional information has been provided to and reviewed by it; and (v) it has the ability to bear the economic risks of losing its entire investment in the Preferred Shares and the Warrants and any securities issuable upon exercise of the Warrants.

          (d) Except as otherwise contemplated by this Agreement and the Shareholder Agreement, each Purchaser is acquiring its Series B Preferred Stock, its portion of the Warrants and any securities issuable upon exercise of the Warrants for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.

Preferred Stock and Warrant Purchase Agreement - Page 22
----------------------------------------------

          (e) It agrees that the certificates representing its Preferred Shares, its portion of the Warrants, and any Issued Warrant Shares will bear the legends referenced in this Agreement, and such Preferred Shares, Warrants or securities issuable upon exercise of the Warrants and pursuant to the Shareholder Agreement, as the case may be, will not be offered, sold, or transferred in the absence of registration or exemption under applicable securities laws.

          (f) It is not acquiring the Preferred Shares or the Warrants or any securities issuable upon exercise of the Warrants based upon any representation, oral or written, by the Company or the Shareholder or any representative of the Company or the Shareholder with respect to the future value of, income from, or tax consequences relating to, the Preferred Shares or the Warrants or securities issuable upon exercise of the Warrants, but rather upon an independent examination and judgment as to the prospects of the Company. Further, it acknowledges that no federal or state administrative entity responsible for securities registration or enforcement has made any recommendation or endorsement of the Preferred Shares or the Warrants or any securities issuable upon exercise of the Warrants or any findings as to the fairness of an investment in the Preferred Shares of the Warrants or any securities issuable upon exercise of the Warrants.

          (g) It has no current contract, undertaking, agreement, arrangement or understanding with any Person to sell, transfer, grant any participation in, or otherwise distribute any of the Preferred Shares, the Warrants or any securities issuable upon exercise of the Warrants to any Person.

     3.03 Representation and Warranties of F-Jotan.  F-Jotan represents and
          ----------------------------------------
warrants to the Company, the Shareholder and each Purchaser that, from and after the Closing Date, it has no written or oral agreement with any Person with respect to the Series A Preferred Stock that would be inconsistent with, or otherwise limit or impair, the provisions or intent of this Agreement, the Certificate or the Shareholder Agreement.

                                  Article IV
                                   Covenants

          The Company covenants and agrees as follows:

          4.01 Financial Statements.  The Company will keep books of account
               --------------------
and prepare financial statements and will cause to be furnished to each Purchaser and each other Holder (all of the foregoing and following to be kept and prepared in accordance with United States generally accepted accounting principles applied on a consistent basis):

          (a) As soon as available, and in any event within one hundred twenty
     (120) days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 1996, (i) a copy of the financial statements of the Company for such fiscal year containing a consolidated and consolidating balance sheet, statement of income,

Preferred Stock and Warrant Purchase Agreement - Page 23
----------------------------------------------
     statement of shareholders' equity, and statement of cash flows, each as at the end of such fiscal year and for the period then ended and in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Ernst & Young, or other independent certified public accountants of recognized standing selected by the Company and consented to by the Holders and (ii) a comparison of the actual results during such fiscal year to those originally budgeted by the Company prior to the beginning of such fiscal year and a narrative description and explanation of any budget variances. The annual audit report required by this Agreement will not be qualified by or make reference to any disclosure that the Company may not continue as a going concern or otherwise be qualified or limited because of restricted or limited examination by the accountant of any portion of any of the records of the Company.

          (b) As soon as available, and in any event within thirty (30) days after the end of each calendar month, a copy of unaudited consolidated and consolidating financial statements of the Company as of the end of such calendar month and for the portion of the fiscal year then ended, containing a balance sheet, a statement of retained earnings, statement of income, and statement of cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year and all in reasonable detail, including, without limitation, a comparison of the actual results during such period to those originally budgeted by the Company prior to the beginning of such fiscal period and for the fiscal year to date.

          (c) Within forty-five (45) days after the beginning of each fiscal year, an annual budget or business plan for such fiscal year, including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement for such year, and, promptly during each fiscal year, all revisions thereto approved by the board of directors of the Company.

          (d) Concurrently with the delivery of each of the financial statements referred to in Section 4.01(a) and, on the request of any Purchaser,
                    ---------------
     Section 4.01(b), a certificate of an authorized officer of the Company in
     ---------------
     form and substance satisfactory to the Holders (i) certifying that the financial statements attached to such certificates have been prepared in accordance with generally accepted accounting principles consistently applied and fairly and accurately present (subject to year-end audit adjustments) the consolidated and consolidating financial condition and results of operations of the Company at the date and for the period indicated therein, and (ii) containing a narrative report of the business and affairs of the Company that includes, but is not limited to, a discussion of the results of operations compared to those originally budgeted for such period by the Company prior to the beginning of such period.

          (e) As soon as available, a copy of each (i) financial statement, report, notice, or proxy statement sent by the Company to its shareholders;
     (ii) regular, periodic, or special report, registration statement, or prospectus filed by the Company with any securities exchange, state securities regulator, or the Commission; (iii) material order issued by any court, governmental authority, or arbitrator in any material proceeding to

Preferred Stock and Warrant Purchase Agreement - Page 24
----------------------------------------------
     which the Company is a party or to which any of its assets is subject; (iv) press release or other statement made available generally by the Company or the Shareholder to the public generally concerning material developments in the business of the Company; and (v) a copy of all correspondence, reports, and other information sent by the Company to any holder of any indebtedness, including, without limitation the Senior Lender.

          (f) Promptly, such additional information concerning the Company as any Holder may request, including, without limitation, auditor management reports and audit "waive" lists.

     4.02 Laws.  The Company will comply, in all material respects, with all
          ----
applicable statutes, regulations, and orders of the United States, domestic and foreign states, and municipalities, agencies, and instrumentalities of the foregoing applicable to the Company.

     4.03 Inspection.  The Company will permit any representative designated by
          ----------
a Holder to (a) visit and inspect any of the properties of the Company; (b) examine the corporate and financial records of Company and make copies thereof or extracts therefrom; and (c) discuss the affairs, finances, and accounts of the Company with the directors, officers, key employees, and independent accountants of the Company. The inspections, examinations and discussions provided for in the preceding sentence shall be conducted during normal business hours, shall be reasonable in scope and shall not disrupt or adversely affect any aspect of the operations of the Company.

     4.04 Certain Actions.  Without the prior written consent of the Holders,
          ---------------
which consent may be withheld in the sole discretion of the Holders, the Company will not, and will not permit any Subsidiary to:

          (a) permit to occur any amendment, alteration, or modification of the Bylaws of the Company, as constituted on the date of this Agreement, the effect of which, in the sole judgment of the Holders, would be to alter, impair, or affect adversely, either the rights and benefits of the Holders or the duties and obligations of the Company under this Agreement, the Warrants, the Certificate or the Shareholder Agreement or permit to occur any amendment, alteration, or modification of the Restated Articles of Incorporation or other charter or organizational documents of the Company, as constituted on the date of this Agreement except to the extent necessary to comply with Section 4.04(j) or 4.10;
                    ---------------    ----

          (b) except as otherwise permitted in the Certificate or required by the Shareholder Agreement, (i) declare or make any dividends or distributions of its cash, stock, property, or assets or redeem, retire, purchase, or otherwise acquire, directly or indirectly, any of the Capital Stock or capital stock or securities of any Affiliate or any Subsidiary of the Company, or any securities convertible or exchangeable into Capital Stock or capital stock or securities of any Affiliate or any Subsidiary of the Company or otherwise make any distribution on account of the purchase, repurchase, redemption, put, call or other retirement of any shares of Capital Stock of the Company or any Subsidiary thereof or of any warrant, option or other right to acquire such shares (except pursuant to

Preferred Stock and Warrant Purchase Agreement - Page 25
----------------------------------------------
     the Purchase Documents or the Certificate) (each as defined in Section 11.1 of the Note Agreement), or (ii) make any payment or distribution on account of any Indebtedness of the Company which is subordinate to the Senior Subordinated Notes (except that Subsidiaries may make distributions to the Company), and (iii) except as otherwise provided for in the Note Agreement, pay any professional consulting or management fees or any other payments to any shareholders of Parent or any Subsidiary; provided, however, that the
                                                   --------  -------
     following shall be permitted as exceptions to the preceding provisions of this clause (b): declare and make payments of (A) dividends in cash from Subsidiaries of the Company to the Company to the extent necessary to permit the Company or its Subsidiaries to pay the Senior Subordinated Obligations (as defined in Section 11.1 of the Note Agreement) due and payable from the Company or its Subsidiaries to each Purchaser, (B) dividends or stock repurchases permitted by the Senior Loan Agreement (as defined in Section 11.1 of the Note Agreement), and (C) dividends on the Preferred Stock as provided in the Certificate and payments made pursuant to the Purchase Documents (as defined in Section 11.1 of the Note Agreement);

          (c) effect any sale, lease, assignment, transfer, or other conveyance of any material portion of the assets or operations or the revenue or income generating capacity of the Company (other than inventory in the ordinary course of business and other assets reasonably and in good faith determined by the Company to be obsolete or no longer necessary to the business of the Company and other asset dispositions permitted by the Senior Loan Agreement including the Asset Transfer (as defined in the Senior Loan Agreement)) or to take any such action that has the effect of any of the foregoing;

          (d) except for issuances of stock permitted by the Senior Loan Agreement, the Permitted Stock, the Acquisition Merger, the Subsidiary Mergers (each as defined in Section 11.1 of the Note Agreement) and the other mergers permitted by the Senior Loan Agreement or pursuant to the express terms of this Agreement or the Shareholder Agreement, issue or sell, or otherwise dispose of any Capital Stock (including the Series B Preferred Stock) or Capital Stock of any Subsidiary, dissolve or liquidate, or effect any consolidation or merger involving the Company or any Subsidiary or any reclassification, corporate reorganization, stock split or reverse stock split, or other change of any class of Capital Stock of the Company or of any Subsidiary;

          (e) enter into any business that the Company or any Subsidiary is not conducting on the date of this Agreement or acquire any substantial business operation or assets (through a stock or asset purchase or otherwise except for businesses and acquisitions permitted by the Senior Loan Agreement);

          (f) except for the employment agreements disclosed in Schedule 7.10 to the Note Agreement and except for Permitted Stock, enter into any transaction or transactions with any director, officer, employee, or shareholder of the Company, or any Affiliate or relative of the foregoing except upon terms that, in the opinion of the Holders, are fair and reasonable and that are, in any event, at least as favorable as would result in a comparable arm's-length transaction with a Person not a director, officer, employee, shareholder, or

Preferred Stock and Warrant Purchase Agreement - Page 26
----------------------------------------------

     Affiliate of the Company or any Affiliate or related party of the foregoing, or advance any monies to any such Persons, except for travel advances in the ordinary course of business;

          (g) except for the employment agreements disclosed in Schedule 7.10 to the Note Agreement, increase the amount of remuneration permitted under
     Section 7.10 of the Note Agreement;

          (h) except for (i) acquisitions permitted under the Note Agreement and
     Section 9.2 of the Senior Loan Agreement, (ii) Permitted Indebtedness (as defined in Section 11.1 of the Note Agreement), and (iii) other capital contributions, permitted purchases, advances and loans permitted by the Senior Loan Agreement, acquire any debt or equity interest in any Person or establish or acquire a Subsidiary or make any additional capital contribution or purchase any additional equity in any Subsidiary or make any advances or loans to any Subsidiary or transfer any technology or assets to any Subsidiary;

          (i) except for the employment agreements disclosed in Schedule 7.10 of the Note Agreement, modify, amend, terminate or waive any material provision of the Employment Agreements;

          (j) allow the aggregate par value of the Capital Stock subject to the Warrants from time to time to exceed the price payable upon exercise of the Warrants, as adjusted from time to time; or

          (k) obligate itself or otherwise agree to take, permit or enter into any of the events described in subsections (a) through (j) above.
                                    ---------------         ---

     4.05 Records.  The Company and each of its Subsidiaries will keep books and
          -------
records of account in which full, true, and correct entries will be made of all dealings and transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

     4.06 Accountants.  The Company will retain independent public accountants
          -----------
who will certify the consolidated and, at Purchaser's request, consolidating financial statements of the Company and its Subsidiaries at the end of each fiscal year, and in the event that the services of the independent public accountants so selected, or any firm of independent public accounts hereafter employed by Company or any Subsidiary, are terminated, the Company will promptly thereafter notify each Holder and upon the Holders' request, the Company will request the firm of independent public accountants whose services are terminated to deliver (without liability for such firm) to each Holder a letter of such firm setting forth the reasons for the termination of their services and in its notice to each Holder the Company or such Subsidiary will state whether the change of accountants was recommended or approved by the board of directors of the Company or any Subsidiaries or any committee thereof.

Preferred Stock and Warrant Purchase Agreement - Page 27
----------------------------------------------

     4.07 Existence.  Except as otherwise expressly required or permitted by the
          ---------
Note Agreement or this Agreement, the Company will maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights to use Intellectual Property.

     4.08 Notice.
          ------

          (a) In the event of (i) any setting by the Company of a record date with respect to the holders of any class of Capital Stock for the purpose of determining which of such holders are entitled to dividends, repurchases of securities or other distributions, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock or other property or to receive any other right; or (ii) any capital reorganization of the Company, or reclassification or recapitalization of the Capital Stock or any transfer of all or a majority of the assets, business, or revenue or income generating capacity of the Company, or consolidation, merger, share exchange, reorganization, or similar transaction involving the Company; or
     (iii) any voluntary or involuntary dissolution, liquidation, or winding up of the Company; or (iv) any proposed issue or grant by the Company of any Capital Stock, or any right or option to subscribe for, purchase, or otherwise acquire any Capital Stock (other than the issue of Issuable Warrant Shares upon exercise of the Warrants), then, in each such event, the Company will deliver or cause to be delivered to the Holders a notice specifying, as the case may be, (A) the date on which any such record is to be set for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right;
     (B) the date as of which the holders of record will be entitled to vote on any reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up; (C) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, conveyance, dissolution, liquidation, or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of any class of Capital Stock will be entitled to exchange their shares of Capital Stock for securities or other property deliverable upon such event; and (D) the amount and character of any Capital Stock, property, or rights proposed to be issued or granted, the consideration to be received therefor, and, in the case of rights or options, the exercise price thereof, and the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant will be offered or made. Any such notice will be deposited in the United States mail, postage prepaid, at least thirty (30) days prior to the date therein specified, and notwithstanding anything in this Agreement or the Warrants to the contrary the Holders may exercise the Warrants within thirty (30) days from the mailing of such notice. The Company shall, promptly on request of a Holder, provide such other information as the Holders may reasonably request.

          (b) If there is any adjustment as provided above in Article II, or if
                                                              ----------
     any Other Securities become issuable in lieu of shares of such Common Stock upon exercise of the Warrants, the Company will immediately cause written notice thereof to be sent to each Holder, which notice will be accompanied by a certificate of the independent public accountants of the Company setting forth in reasonable detail the basis for the Holders' becoming entitled to receive such Other Securities, the facts requiring any such adjustment

Preferred Stock and Warrant Purchase Agreement - Page 28
----------------------------------------------
     in the number of shares receivable after such adjustment, or the kind and amount of any Other Securities so purchasable upon the exercise of the Warrants, as the case may be. At the request of any Holder and upon surrender of the Warrant of such Holder, the Company will reissue such Warrant of such Holder in a form conforming to such adjustments.

     4.09 Taxes.  The Company will, and will cause its Subsidiaries to, file all
          -----
required tax returns, reports, and requests for refunds on a timely basis and will, and will cause its Subsidiaries to, pay on a timely basis all taxes imposed on either it or its Subsidiaries, as the case may be, or upon any of its assets, income or franchises or those of its Subsidiaries, as the case may be; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge (a) which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP (as defined in Section
11.1 of the Note Agreement) have been established or (b) if the failure to pay the same would not (i) result in a material Lien (as defined in Section 11.1 of the Note Agreement) on the property of the Company or any Subsidiary and (ii) would not otherwise result in a Material Adverse Effect (as defined in Section
11.1 of the Note Agreement).

     4.10 Warrant Rights.  The Company covenants and agrees that during the term
          --------------
of this Agreement and so long as any of the Warrants are outstanding, (a) the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock and Other Securities, to provide for the exercise in full of the rights represented by the Warrants and the exercise in full of the rights of the Holders under the Shareholder Agreement; (b) the Company will not increase or permit to be increased the par value per share or stated capital of the Issuable Warrant Shares or the consideration receivable upon issuance of its Issuable Warrant Shares; and (c) in the event that the exercise of the Warrants would require the payment by the Holder of consideration for the Common Stock or Other Securities receivable upon such exercise of less than the par or stated value of such Issuable Warrant Shares, the Company and the Shareholder will promptly take such action as may be necessary to change the par or stated value of such Issuable Warrant Shares to an amount less than or equal to such consideration.

     4.11 Board Observation and Membership. The Company will deliver to each
          --------------------------------
Holder a copy of the minutes of and all materials distributed at or prior to all meetings of the board of directors (including the executive, compensation or other committee thereof) or shareholders of the Company, certified as true and accurate by the Secretary of the Company, promptly following each such meeting. The Company will (a) permit each Holder to designate one (1) person to attend all meetings of the Company's board of directors (including executive, compensation or other committee meetings), (b) provide such designees not less than twenty-one (21) calendar days' actual notice of all regular meetings and seven (7) calendar days' actual notice of all special meetings of the Company's board of directors (including the executive, compensation or other committees thereof) or shareholders, (c) permit such designees to attend such meetings as an observer, (d) permit Rice (or Rice's representatives), so long as Rice is a Holder or owns any stock, warrants or other equity interest in the Company, to designate not more than a majority in number of the members of the board of directors and a majority in number of the members of each

Preferred Stock and Warrant Purchase Agreement - Page 29
----------------------------------------------
committee thereof, (e) permit the Southland Purchasers (or the Southland Purchasers' representative which may be F-Jotan or its representatives), so long as the Southland Purchasers are Holders or otherwise own, directly or indirectly, any Common Stock, Warrants or other beneficial or equity interest in respect of the Capital Stock of the Company, to designate one (1) individual to serve as a member of the Company's board of directors, and provide to such designees a copy of all materials distributed at such meetings or otherwise to the board of directors of the Company.

     For so long as any Purchaser is a Holder or owns any stock, warrants or other equity interest in the Company, at all times the board of directors will consist of no more than seven (7) members (at least one of whom will be an independent director selected by the board of directors); provided, however,
                                                          --------  -------
that if a majority of the board of directors shall at any time not consist of Rice designees, the board of directors shall, on Rice's request, immediately be increased in size so as to permit Rice to elect a majority of the board of directors as contemplated herein and in paragraph B.4 of Section 4.2 of Article IV of the Articles of Amendment of the Restated Articles of Incorporation of the Company as in effect as of the Closing Date (as amended from time to time with the approval of the board of directors) ("Articles"). Rice may designate one or more of its designees (but not necessarily all of its designees at any one time) to serve on the Board of Directors at such time or times as its shall determine in its sole discretion (such appointments, if Rice so determines, at all times, to constitute at least a majority of the board of directors).

     Notwithstanding anything contained herein or in the Articles, if Rice shall at any time own, directly or indirectly, less than ten (10%) percent of the beneficial or other equity interest in respect of the Capital Stock of the Company (subject to adjustments therein as contemplated by Section 2.08(a)(ii) and (iii) hereof) that it acquires on the Closing Date, then the rights of Rice, set forth in this Agreement, the Shareholder Agreement and the Articles (as a Holder of Series B Preferred Stock), to designate a majority in number of the board of directors shall expire and terminate on the first day of the month next following such change in ownership, except that Rice may designate one (1) individual to continue to serve as a member of the Company's board of directors and as a member of each committee thereof, with all rights and privileges attendant thereto, as contemplated herein, so long as Rice owns, directly or indirectly, any beneficial or other equity interest in respect of the Capital Stock of the Company.

     Such meetings shall be held in person at least quarterly, and the Company will cause its board of directors to call a meeting at any time upon the request of any such designated observer on not more than two (2) occasions per calendar year upon seven (7) calendar days' actual notice to the Company. The Company agrees to compensate designees of Rice referred to in Subsection (d) and
                                                      --------------
designees of the Southland Purchasers referred to in Subsection (e) above in the same manner as each of the other members of the Company's board of directors and agrees to reimburse each individual referred to in Subsections (a), (d) and (e)
                                                   ---------------  ---     ---
above for all reasonable expenses incurred in traveling to and from such meetings and attending such meetings

     4.12  Going Private Vote.  If  the Board of Directors shall resolve that it
           ------------------
is in the best interests of the Company to discontinue reporting to the Securities and Exchange Commission as

Preferred Stock and Warrant Purchase Agreement - Page 30
----------------------------------------------
a public company in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder ("going private"),
                                                                -------------
such resolution shall take effect if and only if the majority of the shareholders of the Company exclusive of Rice, the Southland Purchasers and F-Jotan (the "Non-Purchaser Shareholders") shall also approve such action.
            --------------------------
Notwithstanding the foregoing, such special voting rights of the Non-Purchaser Shareholders shall not apply to any transaction in which (a) the Company may sell all or any part of its assets or Capital Stock, (b) Rice, the Southland Purchasers and/or F-Jotan may sell all or any part of their respective Capital Stock of the Company, or (c) any of Rice, the Southland Purchasers and/or F-Jotan may enter into any similar or related transaction of any kind or description, it being the intent of the parties hereto to address, in this
Section 4.12, only the vote required by the Non-Purchaser Shareholders for the
------------
consummation by the Company of a going private transaction.

                                   Article V
                                  Conditions

          The obligations of each Purchaser to effect the transactions contemplated by this Agreement are subject to the following conditions precedent:

          5.01 Opinion.  Each Purchaser will have received favorable opinions,
               -------
dated the Closing Date, from Alston & Bird and Foley & Lardner counsel for Company covering matters raised by this Agreement, the Shareholder Agreement, and such other matters as any Purchaser or its counsel may request, and otherwise in form and substance satisfactory to each Purchaser and its counsel.

          5.02 Note Agreement Conditions.  All of the conditions precedent to
               -------------------------
the obligations of Purchaser under the Note Agreement will have been satisfied in full.

          5.03 Material Change.  There will have occurred no material adverse
               ---------------
change in the business, prospects, results of operations, or condition, financial or otherwise, of the Company.

          5.04 Shareholder Agreement.  The Company, F-Jotan and the Shareholder
               ---------------------
will have entered into the Shareholder Agreement with Purchaser.

          5.05 Representations and Agreements.  Each representation and
               ------------------------------
warranty of the Company and the Shareholder set forth in this Agreement will be true and correct in all material respects when made and as of the Closing Date, and the Company and the Shareholder will have fully performed all their covenants and agreements set forth in this Agreement in all material respects.

          5.06 Proceedings; Consents.  All proceedings taken in connection
               ---------------------
with the transactions contemplated by this Agreement, and all documents necessary to the consummation of this Agreement, will be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel will have received certificates of compliance and copies (executed or certified as may be appropriate) of all documents, instruments, and agreements that the Purchaser or its counsel reasonably may request in connection with the consummation of such transactions.

Preferred Stock and Warrant Purchase Agreement - Page 31
----------------------------------------------

All consents of any Person necessary to the consummation of the transactions contemplated by this Agreement and the Shareholder Agreement will have been received, be in full force and effect, and not be subject to any onerous condition.

          5.07 Reservation of Common Stock.  The Purchaser will have received
               ---------------------------
evidence satisfactory to the Purchaser that the Company has reserved a sufficient number of shares of Common Stock for the Purchaser to exercise the Warrants and convert the Preferred Shares.

          5.08 Origination Fee.  The Company shall have paid to Rice an
               ---------------
origination fee of $200,000.00, F-Southland an origination fee of $25,000 and FF-Southland an origination fee of $25,000, in immediately available funds, on the Closing Date, which fee shall be deemed fully earned and nonrefundable on the Closing Date.

          5.09 Government Filings.  All filings under (a) the Hart-Scott-Rodino
               ------------------
Act and (b) all applicable state and federal securities laws, rules and regulations shall have been made and all requirements in connection therewith shall have been met by the Company, each Purchaser and the Shareholder.

                                  Article VI
                                 Miscellaneous

          6.01 Indemnification.  In addition to any other rights or remedies to
               ---------------
which the Purchaser and the Holders may be entitled, the Company and the Shareholder (solely with respect to the representations and warranties made by him) severally and not jointly agree to and will indemnify and hold harmless the Purchaser and F-Jotan, the Holders, and their Affiliates and their respective successors, assigns, officers, directors, managers, employees, attorneys, and agents (individually and collectively, an "Indemnified Party") from and against
                                           -----------------
any and all losses, claims, obligations, liabilities, deficiencies, penalties, causes of action, damages, costs, and expenses (including, without limitation, costs of investigation and defense, attorneys' fees, and expenses), including, without limitation, those arising out of the contributory negligence of any Indemnified Party, that the Indemnified Party may suffer, incur, or be responsible for, arising or resulting from, to the extent applicable, any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of the Company or the Shareholder (solely with respect to the representations and warranties made by him) under this Agreement, the Shareholder Agreement, or under any other agreement to which the Company or the Shareholder is a party in connection with this transaction, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser or the Holders under this Agreement.

          6.02 Default.  It is agreed that a violation by any party of the
               -------
terms of this Agreement cannot be adequately measured or compensated in money damages, and that any breach or threatened breach of this Agreement by a party to this Agreement would do irreparable injury to the nondefaulting party. It is, therefore, agreed that in the event of any breach or threatened breach by a party to this Agreement of the terms and conditions set forth in this Agreement, the nondefaulting party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to apply for and obtain injunctive relief requiring the defaulting party to

Preferred Stock and Warrant Purchase Agreement - Page 32
----------------------------------------------
be restrained from any such breach or threatened breach or to refrain from a contiuation of any actual breach.

          6.03    Integration.  This Agreement, the Warrants and the
                  -----------
Shareholder Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements. This Agreement may not be amended or supplemented except by a writing signed by Company, the Shareholder, and each Holder.

          6.04    Headings.  The headings in this Agreement are for convenience
                  --------
and reference only and are not part of the substance of this Agreement. References in this Agreement to Sections and Articles are references to the Sections and Articles of this Agreement unless otherwise specified.

          6.05    Severability.  The parties to this Agreement expressly agree
                  ------------
that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

          6.06    Notices.  Whenever it is provided herein that any notice,
                  -------
demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and addressed to the party to be notified as set forth below. Notices shall be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect shall mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof with written acknowledgment of receipt (whether by noncertified mail, telecopy, telegram, facsimile, express delivery, hand delivery or otherwise), whichever is earlier.

     If to Rice, at:           Address of Rice beneath the name of Rice on the
                               signature pages of this Agreement

     If to the Southland
     Purchasers, at:           Address of the Southland Purchasers beneath the
                               name of the Southland Purchasers on the
                               signature pages of this Agreement

     with courtesy copies to:  Wyrick, Robins, Yates & Ponton, L.L.P.


Preferred Stock and Warrant Purchase Agreement - Page 33
----------------------------------------------

                                      4101 Lake Boone Trail, Suite 300
                                      Raleigh, North Carolina  27607-7506
                                      Attn: James M. Yates, Jr.
                                      Facsimile:  (919) 781-4865



     If to F-Jotan, at:               Address of F-Jotan beneath the name of
                                      F-Jotan on the signature pages of this
                                      Agreement

     Hughes & Luce, L.L.P.
                                      1717 Main Street
                                      Suite 2800
                                      Dallas, Texas  75201
                                      Attn:  Larry A. Makel, Esq.
                                      FAX:  214-939-6100

     If to the Company, at:           Jotan, Inc.
                                      118 West Adams Street
                                      Jacksonville, Florida 32202
                                      Attn: President
                                      Fax:   904-353-0075

     with courtesy copies to:         Alston & Bird
                                      One Atlantic Center
                                      1201 W. Peachtree Street
                                      Atlanta, Georgia 30309-3424
                                      Attn: Stephen A. Opler, Esq.
                                      Fax:   404-881-7777

     If to the Shareholder,           Address of such Shareholder beneath
                                      his/her name on the signature pages
                                      of this Agreement

or to such other address as each party may designate for itself by like notice. Notice to any Holder other than the Purchaser will be delivered as set forth above to the address shown on the stock transfer books of the Company or the Warrant Register unless such Holder has advised the Company in writing of a different address to which notices are to be sent under this Agreement.

     Failure or delay in delivering courtesy copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.



Preferred Stock and Warrant Purchase Agreement - Page 34
----------------------------------------------

     No notice, demand, request, consent, approval, declaration or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

         6.07     Successors.  This Agreement will be binding upon and inure
                  ----------
to the benefit of the parties and their respective successors and assigns; provided, however, that no sale, assignment or other transfer by any party to
--------  -------
this Agreement of any of its Capital Stock or rights hereunder to another Person will be valid and effective unless and until the transferee or assignee first agrees in writing to be bound by the terms and conditions of this Agreement and the Shareholders Agreement, and the agreements and instruments related hereto and thereto, in a form and substance reasonably satisfactory to the Company.


         6.08     Remedies.  The failure of any party to enforce any right or
                  --------
remedy under this Agreement, or promptly to enforce any such right or remedy, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

         6.09     Survival.  All warranties, representations, and covenants
                  --------
made by any party in this Agreement or in any certificate or other instrument delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Closing Date, regardless of any investigation made by such party or on its behalf. All statements in any such certificate or other instrument will constitute warranties and representations under this Agreement.

         6.10     Fees.  Any and all fees, costs, and expenses, of whatever
                  ----
kind and nature, including attorneys' fees and expenses, incurred by the Holders in connection with the defense or prosecution of any actions or proceedings arising out of or in connection with this Agreement will be borne and paid by the Company within ten (10) days of demand by the Holders.


         6.11     Counterparts.  This Agreement may be executed in any number
                  ------------
of counterparts, which will individually and collectively constitute one agreement.

         6.12     Other Business.  It is understood and accepted that the
                  --------------
Purchaser, F-Jotan, the Holders, and their Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company. The Company and the Shareholder agree that all business opportunities that may be available to such parties in any field substantially related to the business of the Company will be pursued exclusively through the Company.

         6.13     Choice of Law.  THIS AGREEMENT WILL BE INTERPRETED AND THE
                  -------------
RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF



Preferred Stock and Warrant Purchase Agreement - Page 35
----------------------------------------------

THE STATE OF FLORIDA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

         6.14     Duties Among Holders.  Each Holder agrees that no other
                  --------------------
Holder will by virtue of this Agreement be under any fiduciary or other duty to give or withhold any consent or approval under this Agreement or to take any other action or omit to take any action under this Agreement, and that each other Holder may act or refrain from acting under this Agreement as such other Holder may, in its discretion, elect.

         6.15     Waiver of Jury Trial.  AFTER REVIEWING THIS SECTION 6.15 WITH
                  --------------------
ITS COUNSEL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY, F-JOTAN, EACH PURCHASER AND EACH SHAREHOLDER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE COMPANY, F-JOTAN, EACH PURCHASER AND EACH SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PURCHASER TO PURCHASE THE WARRANTS AND PREFERRED STOCK FROM THE COMPANY.

         6.16     Continuation of Directors' and Officers' Insurance and
                  ------------------------------------------------------
Indemnification.  For a period of two (2) years from the Closing Date, the
---------------
Company shall maintain in effect $1,000,000 of directors' and officers' insurance for the benefit of directors serving in the capacity of directors of the Company immediately prior to the Closing Date. Such insurance shall be provided to the extent that (a) such insurance remains commercially available,
(b) the Company may purchase substantially similar coverage as exists at the Closing Date and (c) such insurance may be obtained at a reasonable cost to the Company not to exceed $30,000 per annum. The Company shall also retain, in effect for the same period, those written indemnification provisions that exist in the articles of incorporation or bylaws of the Company on the Closing Date for the benefit of such directors (or other written provisions reasonably equivalent thereto in effect on the Closing Date that are acceptable to Purchaser). All such insurance and indemnifications shall apply only to the actual period of service of each director.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




Preferred Stock and Warrant Purchase Agreement - Page 36
----------------------------------------------

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                 COMPANY:
                                 -------

                                 JOTAN, INC.


                                 BY:/s/ Shea E. Ralph
                                    ---------------------------
                                    Shea E. Ralph & President
                                    Chief Executive Officer

                                 118 West Adams Street
                                 Jacksonville, Florida  32201
                                 Attn:  President
                                 Fax:  (904) 343-0075







Preferred Stock and Warrant Purchase Agreement - Page 37
----------------------------------------------

                                 RICE:
                                 ----

                                 RICE PARTNERS II, L.P.

                                 By: Rice Capital Group IV, L.P.,
                                     Its general partner

                                     By: RMC Fund Management, L.P.,
                                         Its general partner

                                         By: Rice Mezzanine Corporation,
                                             Its general partner

                                             By:/s/ Jeffrey P. Sangalis
                                                --------------------------
                                             Name:  Jeffrey P. Sangalis
                                             Its:  Managing Director

                                     5847 San Felipe, Suite 4350
                                     Houston, Texas  77057
                                     Attn:  Jeffrey P. Sangalis
                                     Fax:  (713) 783-9750

                                 OWNED ON CLOSING DATE:

                                 None         Shares of Series A
                                              Convertible Preferred Stock

                                 40,000       Shares of Series B
                                              Redeemable Preferred Stock

                                 None         Shares of Common Stock

                                 2,515,203    Warrant A-1 Shares

                                 9,581,726    Warrant A-2 Shares







Preferred Stock and Warrant Purchase Agreement - Page 38
----------------------------------------------

                                 F-JOTAN, L.L.C.


                                 By: Franklin Street/Fairview Capital, L.L.C., its Manager


                                     By: /s/ Jeremiah M. Callahan
                                        -----------------------------
                                        Jeremiah M. Callahan,
                                        Manager

                                 702 Oberlin Road
                                 Suite 150
                                 Raleigh, North Carolina  27605
                                 Attn: James D. Lumsden
                                 Facsimile: (919) 743-2501

                                 OWNED ON CLOSING DATE:

                                 1,329,357    Shares of Series A
                                              Convertible Preferred Stock

                                 None         Shares of Common Stock

                                 None         Other Equity Interests







Preferred Stock and Warrant Purchase Agreement - Page 39
----------------------------------------------

                                 THE SOUTHLAND PURCHASERS:

                                 F-SOUTHLAND, L.L.C.


                                 By: Franklin Street/Fairview Capital, L.L.C.,
                                     its Manager

                                     By: /s/ Jeremiah M. Callahan
                                        ----------------------------------
                                        Jeremiah M. Callahan, Manager

                                 702 Oberlin Road
                                 Suite 150
                                 Raleigh, North Carolina  27605
                                 Attn: James D. Lumsden
                                 Facsimile: (919) 743-2501

                                 OWNED ON CLOSING DATE:

                                 None         Shares of Series A
                                              Convertible Preferred Stock

                                 5,000        Shares of Series B
                                              Redeemable Preferred Stock

                                 None         Shares of Common Stock

                                 359,315      Warrant B-1 Shares

                                 1,197,716    Warrant B-2 Shares



Preferred Stock and Warrant Purchase Agreement - Page 40
----------------------------------------------

                                 FF-SOUTHLAND, L.P.

                                 By: FSFC Associates, L.P.,
                                     Its general partner

                                     By: Franklin Capital, L.L.C.,
                                         Its general partner

                                         By: /s/ Jeremiah M. Callahan
                                            -------------------------------
                                             Jeremiah M. Callahan,
                                             Manager

                                 702 Oberlin Road
                                 Suite 150
                                 Raleigh, North Carolina  27605
                                 Attn: James D. Lumsden
                                 Facsimile: (919) 743-2501

                                 OWNED ON CLOSING DATE:

                                 None         Shares of Series A
                                              Convertible Preferred Stock

                                 5,000        Shares of Series B
                                              Redeemable Preferred Stock

                                 None         Shares of Common Stock

                                 359,315      Warrant C-1 Shares

                                 1,197,716    Warrant C-2 Shares






Preferred Stock and Warrant Purchase Agreement - Page 41
----------------------------------------------

                                        SHAREHOLDER:
                                        -----------


                                        David Freedman

                                        /s/ David Freedman
                                        --------------------------

                                        OWNED ON CLOSING DATE:

                                        None       Shares of Common Stock
                                                   Owned on Closing Date

                                        275,000    Common Stock Options


                                        Shea E. Ralph

                                        /s/ Shea E. Ralph
                                        ----------------------------


                                        OWNED ON CLOSING DATE:

                                        950,000      Shares of Common Stock
                                                     Owned on Closing Date

                                         33,000      Other Equity Interests




Preferred Stock and Warrant Purchase Agreement - Page 42
----------------------------------------------

                                    ANNEX B

                                  WARRANT A-1
                                  -----------

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, INCLUDING, WITHOUT LIMITATION, THE NORTH CAROLINA SECURITIES ACT, AS AMENDED, THE TEXAS SECURITIES ACT OF 1957, AS AMENDED, AND THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT, EACH DATED AS OF FEBRUARY 28, 1997, BY AND AMONG JOTAN, INC. (THE "COMPANY"), RICE PARTNERS II, L.P., F-SOUTHLAND, L.L.C. AND FF-SOUTHLAND, L.P., F-JOTAN, L.L.C. AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES TO SUCH SHAREHOLDER AGREEMENT (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.

     THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973," AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.


2,515,203 shares of
Common Stock,
$0.01 par value,
of the Company                                                  Warrant No. A-1




WARRANT A-1 - Page 1
-----------

                      WARRANT TO PURCHASE COMMON STOCK OF
                                  JOTAN, INC.


          This is to certify that, in consideration of one hundred dollars ($100.00) and other valuable consideration, which is hereby acknowledged as received, Rice Partners II, L.P., its successors and registered assigns, is entitled at any time after the Closing Date (as defined in the Agreements) and prior to 12:00 midnight on the tenth anniversary of the Agreements, to exercise this Warrant to purchase Two Million Five Hundred Fifteen Thousand Two Hundred Fifty-Three (2,515,203) shares of the common stock, $0.01 par value per share, of Jotan, Inc., a Florida corporation (the "Company"), as the same shall be
                                            -------
adjusted from time to time pursuant to the provisions of the Agreements at a price per share as specified in the Agreements and to exercise the other rights, powers, and privileges hereinafter provided, all on the terms and subject to the conditions specified in this Warrant and in the Agreements.

          This Warrant is issued under, and the rights represented hereby are subject to the terms and provisions contained in the Agreements, to all terms and provisions of which the registered holder of this Warrant, by acceptance of
this Warrant, assents.   Reference is hereby made to the Agreements for a more
complete statement of the rights and limitations of rights of the registered holder of this Warrant and the rights and duties of the Company under this
Warrant.   Copies of the Agreements are on file at the office of the Company.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.

          Dated as of February 28, 1997.


                                 JOTAN, INC.


                                 By: /s/ Shea E. Ralph
                                     ------------------------------------------
                                     Shea E. Ralph,
                                     Chief Executive Officer & President



WARRANT A-1 - Page 2
-----------

                               SUBSCRIPTION FORM
                               -----------------

                (To be executed only upon exercise of Warrant)


          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases _________ of the number of shares of Common Stock of Jotan, Inc. purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________ whose address is __________________________, and if such shares of Common Stock do not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

          Dated: ________________, 199 ______.


                                 ______________________________________________


                                 By:      _____________________________________
                                 Name:    _____________________________________
                                 Title:   _____________________________________

                                 Address: _____________________________________
                                          _____________________________________
                                          _____________________________________



WARRANT A-1 - Page 3
-----------

                                ASSIGNMENT FORM
                                ---------------


          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

             No. of Shares          Name and Address of Assignee
             -------------          ----------------------------



and does hereby irrevocably constitute and appoint as attorney _____________ to register such transfer on the books of _________________ maintained for the purpose, with full power of substitution in the premises.

          Dated:  ________, 199____.



                                 By:      _____________________________________
                                 Name:    _____________________________________
                                 Title:   _____________________________________



WARRANT A-1 - Page 4
-----------

                                    ANNEX C

                                  WARRANT A-2
                                  -----------

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, INCLUDING, WITHOUT LIMITATION, THE NORTH CAROLINA SECURITIES ACT, AS AMENDED, THE TEXAS SECURITIES ACT OF 1957, AS AMENDED, AND THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT AND A SHAREHOLDER AGREEMENT, EACH DATED AS OF FEBRUARY 28, 1997, BY AND AMONG JOTAN, INC. (THE "COMPANY"), RICE PARTNERS II, L.P., F-SOUTHLAND, L.L.C. AND FF-SOUTHLAND, L.P., F-JOTAN, L.L.C. AND THE OTHER PARTIES LISTED ON THE SIGNATURE PAGES TO SUCH SHAREHOLDER AGREEMENT (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS"). COPIES OF THE AGREEMENTS ARE AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.

     THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973," AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.


9,581,726 shares of
Common Stock,
$0.01 par value,
of the Company                                                  Warrant No. A-2




WARRANT A-2 - Page 1
-----------

                      WARRANT TO PURCHASE COMMON STOCK OF
                                  JOTAN, INC.


          This is to certify that, in consideration of one hundred dollars ($100.00) and other valuable consideration, which is hereby acknowledged as received, Rice Partners II, L.P., its successors and registered assigns, is entitled at any time after the Closing Date (as defined in the Agreements) and prior to 12:00 midnight on the tenth anniversary of the Agreements, to exercise this Warrant to purchase Nine Million Five Hundred Eighty-One Thousand Seven Hundred Twenty-Six (9,581,726) shares of the common stock, $0.01 par value per share, of Jotan, Inc., a Florida corporation (the "Company"), as the same shall
                                                   -------
be adjusted from time to time pursuant to the provisions of the Agreements at a price per share as specified in the Agreements and to exercise the other rights, powers, and privileges hereinafter provided, all on the terms and subject to the conditions specified in this Warrant and in the Agreements.

          This Warrant is issued under, and the rights represented hereby are subject to the terms and provisions contained in the Agreements, to all terms and provisions of which the registered holder of this Warrant, by acceptance of
this Warrant, assents.   Reference is hereby made to the Agreements for a more
complete statement of the rights and limitations of rights of the registered holder of this Warrant and the rights and duties of the Company under this
Warrant.   Copies of the Agreements are on file at the office of the Company.

               [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]


WARRANT A-2 - Page 2
-----------

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.

          Dated as of February 28, 1997.


                                 JOTAN, INC.


                                 By: /s/ Shea E. Ralph
                                     ------------------------------------------
                                     Shea E. Ralph,
                                     Chief Executive Officer & President

WARRANT A-2 - Page 3
-----------

                               SUBSCRIPTION FORM
                               -----------------

                (To be executed only upon exercise of Warrant)


          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases _________ of the number of shares of Common Stock of Jotan, Inc. purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________ whose address is __________________________, and if such shares of Common Stock do not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

          Dated: ________________, 199 ______.


                                 ______________________________________________


                                 By:      _____________________________________
                                 Name:    _____________________________________
                                 Title:   _____________________________________

                                 Address: _____________________________________
                                          _____________________________________
                                          _____________________________________



WARRANT A-2 - Page 4
-----------

                                ASSIGNMENT FORM
                                ---------------


          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

             No. of Shares          Name and Address of Assignee
             -------------          ----------------------------



and does hereby irrevocably constitute and appoint as attorney _____________ to register such transfer on the books of _________________ maintained for the purpose, with full power of substitution in the premises.

          Dated:  ________, 199____.



                                 By:      _____________________________________
                                 Name:    _____________________________________
                                 Title:   _____________________________________



WARRANT A-2 - Page 5
-----------